CAPITAL DISPOSITION AGREEMENT
	AGREEMENT executed as of March 11, 1998 by and between NEIGHBORHOOD RESTORATIONS LIMITED PARTNERSHIP, VII, a
Pennsylvania limited partnership (the "Partnership") and WPB II,
L.P., a Pennsylvania limited partnership (the "Developer").
Recitals.

	1.	The Partnership was formed to develop,
construct, own and operate a multi-family housing project located in Philadelphia, Pennsylvania (the "Apartment Complex").

	2.	It is expected that the Apartment Complex will be
eligible for the low-income housing tax credit (the "Tax Credit") described in Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

	3.	The Developer has provided certain services in
connection with the development and construction of the Apartment
Complex and will continue to provide other services to the Partnership, as more fully described below.

	4.	The Partnership has agreed to pay the Developer a
fee for certain of such services as more fully set forth below.

5.	Capitalized terms used herein and not otherwise
defined shall the meanings set forth in the Partnership Agreement.

	NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
	1.	Services.

In the event that a sale of the Apartment Complex is
contemplated at any time, whether pursuant to a
specific provision of the Partnership Agreement or otherwise, the Developer shall provide the following services to
the Partnership:
		(i)     if a buyer has not been
identified, assistance in locating a suitable buyer
with the financial resources to consummate the proposed
purchase;
		(ii)	the negotiation of the terms
and conditions of the proposed sale, including,
without limitation, the price, any deferred payment
provisions, the security for any deferred payments, the
conditions to closing and similar matters;
		(iii)	advice concerning compliance with
any applicable provisions of Section 42 of the Code,
including, without limitation, Section 42(i)(7),
Section 42(h)(5), and Section 42(j);
		(iv)	advice concerning the necessity,
availability and cost of recapture bonds;
		(v)	assistance in obtaining any
governmental or other consents or approvals to such sale;
(vi)	advising the Limited Partners of
the terms and conditions of any such sale and the
status of negotiations relating thereto and
assisting the General Partner in soliciting and
obtaining the consent or approval of the Limited
Partners to such;
		(vii)	the review of any
proposed purchase and sale agreement, deed, assignments,
closing statements, purchase money notes and mortgages,
and similar documents relating to any such sale;
(viii)  assistance in calculating
the income tax consequences of any such sale,
including, without limitation, the review of any
projections prepared by the Auditors and
coordination with the Partnership's other tax
advisors, if any; and
		(ix)	assistance in developing an
effective program for notifying tenants, vendors and others
of such sale in a manner designed to minimize any
costs or disruptions.
	2.	Disposition Fee.
	(a)	In consideration of the services to be
performed by the Developer as outlined in Section 1 above, the
Partnership shall pay to the Developer a fee (the
"Disposition Fee") equal to six percent (6%) of the gross
sales proceeds of the Apartment Complex.
	(b)	The Disposition Fee shall be paid from
Capital Proceeds in the manner set forth in Section 10.2(b) of the Partnership Agreement, provided, however, that the Disposition
Fee shall first be applied to pay any and all costs associated with the sale of the Apartment Complex in connection with
which the Disposition Fee is paid.
	3.	Binding Effect.  Wherever any of the parties
to this Agreement is referred to, such reference is deemed to include the heirs, successors, assigns and personal
representatives of such party.  This Agreement shall be
binding upon and inure to the benefit of the successors and
assigns of each party hereto.
	4.	Notices.  Notices required or permitted
hereunder shall be in writing and shall be deemed to have been given and received (i) two (2) business days after sent by registered or certified mail, return receipt requested, (ii) one (1) business day following delivery delivered by a nationally recognized overnight courier service, or (iii) on the business day sent by facsimile transmission, answerback requested, in each case to the parties at the addresses set forth in the Development Agreement, or at such other address as either party may specify to the other by not less than ten
(10) days' prior notice complying with the foregoing provisions.

	5.	Counterparts.  This Agreement may be executed
in several counterparts and all so executed shall constitute one agreement binding on both parties, notwithstanding that both parties have not signed the original or the same counterpart.
6.	Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
	7.	No Waiver.  No delay on the part of any party
in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.
8.	Amendments and Waivers.  No amendment or waiver
of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties.
	9.	Captions.  The captions of the sections of this
Agreement have been inserted for convenience only and shall
not in any way affect the meaning or construction of any provision of this Agreement.
	10.	Further Assurances.  The parties shall, upon
request of any other party, duly execute and deliver, or cause to be duly executed and delivered, to the other parties or any of them such further instruments and take and cause to be taken such further actions as may be reasonably necessary to carry out the provisions and purposes of this Agreement.
	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARTNERSHIP:

NEIGHBORHOOD
RESTORATIONS LIMITED PARTNERSHIP, VII, a
Pennsylvania limited
partnership, by its general
partner, WPB II, L.P., a
Pennsylvania limited
partnership, by its general
partner, WPB II, Inc., a
Pennsylvania corporation
By:/s/

DEVELOPER:
WPB II, L.P.,
a Pennsylvania limited partnership

By:/s/